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                                                                Exhibit 99.1(iv)
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                                  [CHASE Logo]

                               OFFICER CERTIFICATE

            Annual Statement as to Compliance for Calendar Year 1999

                  Commercial Mortgage Pass Through Certificates
              Series 1997-2 of Chase Commercial Mortgage Securities
                              Corp. (the "Company")

        Reference is hereby made to that certain Pooling and Servicing Agreement dated as of December 1, 1997 by and among Chase Commercial Mortgage Securities Corporation As Depositor, The Chase Manhattan Bank, as Servicer, Lennar Partners, Inc. as Special Servicer, State Street Bank & Trust Co., as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 1997-2 (the "Agreement'). Capitalized terms used herein not otherwise defined shall the meanings assigned in the Agreement.

   1. A review of the activities of Chase Commercial Mortgage Bank (a unit of The Chase Manhattan Bank), as Servicer under the Pooling and Servicing Agreement, during the preceding year, and its performance under the Pooling Agreement, has been made under this officer's supervision; and

   2. To the best of this officer's knowledge, we have maintained an effective internal control system relating to our servicing of the Mortgaged Loans and have fulfilled our obligations throughout such year.

   3. The Servicer has received no notification regarding qualification, or challenging the status, of the Trust Fund as a REMIC from the IRS or any other governmental agency.

   4. Terms not separately defined herein have the meanings specified in the Pooling Agreement.


   IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 23 day of March, 2000



                                                /s/ Janice Smith
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                                          Janice M. Smith, Vice President
                                          Chase Commercial Mortgage Bank



                     380 Madison Avenue, New York, NY 10017

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                     CHASE COMMERCIAL MORTGAGE BANKING CORP.
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